Exhibit 23.4

Consent of Independent Auditors

We consent to the use in the registration statement on the combined Form S-4 and F-4 of Equifax Inc. and Equifax do Brasil S.A, respectively of our report dated March 6, 2023, with respect to the consolidated financial statements of Boa Vista Serviços S.A..

/s/ KPMG Auditores Independentes Ltda.

São Paulo

March 6, 2023